Exhibit 1.1

_________ Common Shares Representing Limited Liability Company Interests

ELLINGTON FINANCIAL LLC

UNDERWRITING AGREEMENT

_______, 2009

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.,

As Representatives of the Several Underwriters,

c/o Credit Suisse Securities (USA) LLC,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. Ellington Financial LLC, a Delaware limited liability company (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters ______ common shares representing limited liability company interests of the Company, no par value (“Securities”) and the shareholders listed in Schedule B hereto (“Selling Shareholders”) agree severally with the Underwriters to sell to the several Underwriters ______ outstanding shares (such _______ shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than ______ additional shares of its Securities (“Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Credit Suisse (USA) LLC (the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Final Prospectus. Concurrently with the execution of this agreement, the Company and EMG Holdings, L.P. (“EMG”) will enter into a Securities Purchase Agreement (the “Share Purchase Agreement”) pursuant to which the Company will agree to sell to EMG, and EMG will agree to purchase from the Company, ______ shares of the Company’s Securities (the “Manager Shares”).

2. Representations and Warranties of the Company, the Manager and the Selling Shareholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-11 (No. 333-160562) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means ______ [a/p]m (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (C)

on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(iii) Ineligible Issuer Status. (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(iv) General Disclosure Package. As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated _______, 2009 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following the issuance of an Issuer Free Writing Prospectus and through and including the time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi) Good standing of the Company. The Company has been duly organized as a limited liability company and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and to execute and deliver this Agreement; and the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(vii) Subsidiaries. Each subsidiary of the Company has been duly organized as a limited liability company and is existing and in good standing under the laws of the jurisdiction of its organization, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding capital stock or limited liability company interests, as applicable, of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock or limited liability company interests, as applicable, of each subsidiary owned by the Company, directly or through subsidiaries, are owned free from liens, encumbrances and defects.

(viii) Offered Securities. The Offered Securities, the Manager Shares and all outstanding Securities, other limited liability company interests or other equity interests of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding Securities, limited liability company interests or other equity interests of the Company are, and, (A) the Offered Securities when issued and delivered by the Company and paid for in accordance with this Agreement on each Closing Date and (B) the Manager Shares when issued and delivered by the Company and paid for in accordance with the Share Purchase Agreement on the First Closing Date, will be, validly issued, fully paid and nonassessable; the Securities (including the Offered Securities and the Manager Shares) conform to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding Securities of the Company have been issued in violation of any preemptive or similar rights of any security holder arising by operation of law, under the operating agreement or other organizational documents (collectively “Organizational Documents”) of the Company, under any agreement to which the Company is a party or otherwise; and except as disclosed in or contemplated by both the General Disclosure Package and the Final Prospectus, there are no outstanding (a) securities or obligations of the Company convertible into or exchangeable for any capital shares of the Company, (b) warrants, rights or options to subscribe for or purchase from the Company any such capital shares or any such convertible or exchangeable securities or obligations, (c) long-term incentive plans, capital share bonus or other long-term incentive plans or arrangements and the options or other rights granted thereunder or (d) obligations of the Company to issue or sell any capital shares, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(ix) Finder’s and Other Fees. Except with respect to the Underwriters pursuant to this agreement, neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, and neither the Company nor any of its subsidiaries has paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).

(x) LTIP Units. With respect to the long-term incentive plan units (the “LTIP Units”) granted pursuant to the equity-based compensation plans of the Company (the “Company Incentive Plans”), (A) each grant of an LTIP Unit was duly authorized no later than the date on which the grant of such LTIP Unit was by its terms to be effective (the “Grant Date”) by all necessary limited liability company action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (B) each such grant was made in accordance with the terms of the Company Incentive Plans and all other applicable laws and regulatory rules or requirements, and (C) each such grant was properly accounted for in accordance with generally accepted accounting principles in the United States (“GAAP”) in the consolidated financial statements (including the related notes) of the Company and all other applicable laws. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, LTIP Units prior to, or otherwise coordinating the grant of LTIP Units with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(xi) Registration Rights. Except as disclosed in the General Disclosure Package, there are no persons with registration or other similar rights to have any securities registered by the Company or any of its subsidiaries (collectively, “registration rights”).

(xii) Listing. The Offered Securities and the Manager Shares have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(xiii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement or the Share Purchase Agreement in connection with the offering, issuance and sale of the Offered Securities and the Manager Shares by the Company or any of its subsidiaries, except (A) for the filing of the Final Prospectus pursuant to, and within the time period required by, Rule 424(b) and (B) such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered or FINRA. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Directed Shares under the laws and regulations of such jurisdiction except such as have been obtained or made.

(xiv) Title to Property. Each of the Company and its subsidiaries owns or leases under valid, existing and enforceable leases all such properties as are necessary to the conduct of their businesses as presently operated and as proposed to be operated as described in the General Disclosure Package. Neither the Company nor any of its subsidiaries owns any real property. The Company and its subsidiaries have good title to all personal property owned by them free and clear of any and all liens, encumbrances, charges or defects except such as are described in the General Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort instituted by anyone adverse to the rights of the Company or any of its subsidiaries under any such leases.

(xv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Company of this Agreement or the Share Purchase Agreement and performance by the Company of the Management Agreement, dated August 17, 2007, as amended and restated July 1, 2009, between the Company and Ellington Financial Management, LLC (the “Manager”) (the “Management Agreement”) and the issuance, sale and delivery of the Offered Securities and the Manager Shares by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Company or its subsidiaries, (B) conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (“Default”) any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or its subsidiaries is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or its subsidiaries, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries;

(xvi) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents, (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or any of its subsidiaries, except with respect to clauses (B) and (C) only, for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(xvii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Authorization of Share Purchase Agreement. The Share Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(xix) Authorization of Management Agreement. The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(xx) Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary licenses, permits, certificates, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its respective business as described in both the General Disclosure Package and the Final Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which would have a Company Material Adverse Effect.

(xxi) Possession of Intellectual Property. Each of the Company and its subsidiaries owns or possesses or can obtain or acquire on reasonable terms from the Manager and its affiliates such licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”), as are necessary to entitle the Company and its subsidiaries to conduct the Company’s business described in the General Disclosure Package and the Final Prospectus, and neither the Company nor any of its subsidiaries has received written notice of any infringement of or conflict with (and, upon due inquiry, neither the Company nor any of its subsidiaries knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a Company Material Adverse Effect.

(xxii) Compliance with Laws. Neither the Company nor any of its subsidiaries has violated, or received notice of any violation with respect to, any law, rule, regulation, order decree or judgment applicable to it and its business, including those relating to transactions with affiliates, environmental, safety or similar laws, federal or state laws relating to discrimination in the hiring, promotion or pay of employees, federal or state wages and hours law, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or the rules and regulations promulgated thereunder, that if determined adversely, would have a Company Material Adverse Effect.

(xxiii) Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company after reasonable inquiry, any officer or director purporting to act on behalf of the Company or any of its subsidiaries, has at any time, directly or indirectly, (A) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (B) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “Foreign Corrupt Practices Act”), (C) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (D) violated any provision of the Foreign Corrupt Practices Act or (E) made any other unlawful payment.

(xxiv) Anti-Money Laundering Laws. Neither the Company nor any of its subsidiaries, nor to the knowledge of the Company, any employee or agent of the Company or any of its subsidiaries, has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any applicable jurisdiction.

(xxv) Compliance with OFAC. None of the Company nor any of its subsidiaries nor, to the knowledge of the Company or any of its subsidiaries, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxvi) Accurate Tax Disclosure. The statements in the General Disclosure Package and the Final Prospectus regarding statutes, regulations, or legal or governmental proceedings pertaining to federal tax matters is accurate in all material respects and presents in all material respects the information required to be shown; in particular, the statements contained in the General Disclosure Package and the Final Prospectus under the headings “Summary—Operating and Regulatory Structure—Tax Requirements”, “Risk Factors—Federal Income Tax Risks”, “Business— Operating and Regulatory Structure—Tax Requirements” and “Material U.S. Federal Income Tax Considerations”, insofar as such statements constitute matters of law, summaries of legal matters, legal conclusions or statements regarding the Company’s treatment as a partnership under the Code are correct in all material respects.

(xxvii) Accurate Legal Disclosures. The statements in the General Disclosure Package and the Final Prospectus under the headings “Summary—Our Management Agreement”, “Summary—Operating and Regulatory Structure—Investment Company Act Exclusions and Exemptions”, “Risk Factors—We or Ellington or its affiliates may be subject to adverse legislative or regulatory changes and to regulatory inquiries or proceedings”, “Business—Operating and Regulatory Structure—Investment Company Act Exclusions and Exemptions”, “Business—Legal Proceedings”, “Management—Management Agreement” and “Certain Relationships and Related Party Transactions—Services Agreement”, “Description of Shares”, insofar as such statements constitute matters of law, summaries of legal matters, legal proceedings, legal conclusions, agreements or documents discussed therein are correct in all material respects and accurately state such matters of law and fairly summarize such legal conclusions, agreements or documents.

(xxviii) Exhibits. There are no legal or governmental proceedings, contracts, agreements, leases, or other documents of a character required to be described in the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required.

(xxix) Absence of Manipulation. Neither the Company nor any of its subsidiaries, nor any of their respective officers, directors, representatives or affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxx) Statistical and Market Related Data. Any third party statistical and market related data included in a Registration Statement, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxxi) Internal Controls of the Company and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and as of the date hereof the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Company Material Adverse Effect.

(xxxii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, to have a Company Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Management Agreement or the Share Purchase Agreement, or which are otherwise material and adverse in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company, threatened or contemplated; other than the Underwriters, neither the Company nor any of its subsidiaries has authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company or any of its subsidiaries in connection therewith; the Company has not received notice of any order or decree preventing the use of the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated.

(xxxiii) Financial Statements of the Company. The financial statements included in each Registration Statement and the General Disclosure Package present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis; and the schedules included in each Registration Statement present fairly, in all material respects, the information required to be stated therein. The financial data of the Company and its consolidated subsidiaries set forth in the General Disclosure Package and the Final Prospectus under the captions “Summary—Summary Consolidated Financial Information”, “Selected Consolidated Financial Information” and “Capitalization” present fairly the information set forth therein and have been prepared on a basis consistent with that of the audited financial statements contained in the General Disclosure Package and the Final Prospectus. The Company and its consolidated subsidiaries, taken as a whole, do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Account Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxiv) Accountants. PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included as a part of the Registration Statement, the General Disclosure Package and the Final Prospectus, are independent registered public accountants with respect to the Company as required by the Act and the Exchange Act and the Rules and Regulations thereunder.

(xxxv) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (B) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital shares or limited liability company interests, (C) except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital shares, limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, and (D) there has been no transaction, other than in the ordinary course of business, which is material to the Company or its subsidiaries individually or in the aggregate, contemplated or entered into, by the Company or any of its subsidiaries.

(xxxvi) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the Manager Shares and the application of the net proceeds thereof as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”, will not be an “investment company” and is not and, after giving effect to the offering and sale of the Offered Securities and the Manager Shares and the application of the net proceeds thereof as described in the General Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”, will not be an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940 (the “Investment Company Act”) and will conduct its business in a manner so that it will not become subject to the registration requirements of the Investment Company Act.

(xxxvii) Partnership Tax Treatment. The Company has been and will be treated, for U.S. federal income tax purposes, as a partnership, and not as a publicly traded partnership or association taxable as a corporation.

(xxxviii) Tax Filings. Except where such failure to file or pay an assessment or lien would not, individually or in the aggregate, have a Company Material Adverse Effect or where such matters are the result of a pending bona fide dispute with taxing authorities, (A) the Company and each of its subsidiaries has duly prepared and timely filed any and all federal, state, foreign and other tax returns that are required to be filed by it, if any, (and all such returns are correct and complete) and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), (B) no deficiency assessment with respect to a proposed adjustment of the Company’s or each of its subsidiaries’ federal, state, local or foreign taxes is pending or, to the best of the Company’s or each of its subsidiaries’ knowledge, threatened; (C) since the date of the most recent audited financial statements, the Company has not incurred any liability for taxes other than in the ordinary course of its business; and (D) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company except for such a tax lien for any tax, assessment, governmental or other similar charge, which is not yet due and payable.

(xxxix) Insurance. The Company and its subsidiaries are insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of such insurance are in full force and effect, except where the failure to maintain such insurance in full force and effect would not have a Company Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Company Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package; and the Company will obtain directors’ and officer’s insurance in such amounts as is customary for companies engaged in similar businesses in similar industries in the conduct of an initial public offering.

(xl) Policies and Guidelines. The Company’s and its subsidiaries’ conflicts of interest, investment allocation and operating policies and investment guidelines described in the General Disclosure Package and the Final Prospectus accurately reflect in all material respects the current intentions of the Company and its subsidiaries with respect to the operation of its business.

(xli) Broker-Dealer. Neither the Company nor any of its subsidiaries (A) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or the Rules and Regulations thereunder, or (B) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, or has any other affiliation (within the meaning of NASD Conduct Rule 2720(b)(1)(B) of FINRA) with, any member firm of FINRA.

(xlii) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company, from making any other distribution on such subsidiary’s capital shares or limited liability company interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Final Prospectus.

(xliii) No Registration Required for the Sale of Manager Shares. The sale and delivery of the Manager Shares by the Company to EMG pursuant to the terms of the Share Purchase Agreement does not require registration under the Act.

(xliv) Absence of Unlawful Influence. The Company has not offered or sold, or caused the Underwriters to offer or sell, any Offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b) The Manager represents and warrants to, and agrees with, the several Underwriters that:

(i) Certain Information. The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings set forth in Schedule D regarding the Manager (collectively, the “Manager Package”) is true and correct in all material respects.

(ii) Good Standing of the Manager. The Manager has been duly organized as a limited liability company and is existing and in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the General Disclosure Package and to execute and deliver this Agreement; and the Manager is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager (a “Manager Material Adverse Effect”). The Manager does not own or control, directly or indirectly, any subsidiaries.

(iii) Finder’s and Other Fees. Except with respect to the Underwriters pursuant to this agreement, the Manager has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, nor has the Manager paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).

(iv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the consummation of the transactions contemplated by this Agreement or the Share Purchase Agreement in connection with the offering, issuance and sale of the Offered Securities and the Manager Shares by the Company or any of its subsidiaries, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Offered Securities are being offered or FINRA.

(v) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Manager of this Agreement or the Share Purchase Agreement and the performance of the Management Agreement and the Services Agreement, dated August 17, 2007, as amended and restated October 7, 2009, between the Manager and Ellington Management Group LLC (“Ellington”) (the “Services Agreement”), by the Manager, and the issuance, sale and delivery of the Offered Securities and the Manager Shares by the Company and the consummation by the Manager of the transactions contemplated hereby and thereby, and compliance by the Manager with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Manager, (B) conflict with, or result in any breach of or constitute a Default under any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its respective properties may be bound or are subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Manager.

(vi) Absence of Existing Defaults and Conflicts. The Manager is not (A) in violation of its Organizational Documents; (B) in breach of or in Default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or are subject or (C) in violation of any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager, except with respect to clauses (B) and (C), for such breaches or Defaults which would not, individually or in the aggregate, reasonably be expected to result in a Manager Material Adverse Effect.

(vii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(viii) Authorization of Share Purchase Agreement. The Share Purchase Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(ix) Management Agreement and Services Agreement. Each of the Management Agreement and the Services Agreement has been duly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(x) Possession of Licenses and Permits. The Manager has all necessary licenses, permits, certificates authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, certificates, authorizations, consents and approvals from other persons required in order to conduct its business as described in the General Disclosure Package and the Final Prospectus, except to the extent that any failure to have any such licenses, permits, certificates, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, permits, certificates, authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect; to its knowledge, the Manager is not in violation of, or in Default under, any such license, permit, certificate, authorization, consent or approval, the effect of which could have a Manager Material Adverse Effect.

(xi) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, subsequent to the respective dates as of which information is given in the General Disclosure Package (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager that is material and adverse or that would affect the Manager’s ability to perform its obligations under this Agreement, the Management Agreement, the Share Purchase Agreement or the Services Agreement, (B) there has been no material adverse change in the capital shares, limited liability company interests, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Manager and (C) there has been no transaction, other than in the ordinary course of business, which is material to the Manager, contemplated or entered into, by the Manager.

(xii) Possession of Intellectual Property. The Manager or its affiliates owns or possesses such licenses or other rights to use all Intangibles as are necessary to entitle the Manager to conduct its business as described in the General Disclosure Package and the Final Prospectus, and the Manager has not received written notice of any infringement of or conflict with (and, upon due inquiry, the Manager has no knowledge of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would have a Manager Material Adverse Effect.

(xiii) Absence of Manipulation. Neither the Manager nor any of its affiliates have taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xiv) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Manager is a party or of which any property or assets of the Manager is the subject, which, if determined adversely to the Manager, would, individually or in the aggregate, to have a Manager Material Adverse Effect, or would materially and adversely affect the ability of the Manager to perform its obligations under this Agreement, the Management Agreement, the Share Purchase Agreement or the Services Agreement or which are otherwise material and adverse in the context of the sale of the Offered Securities or the Manager Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Manager, threatened or contemplated; other than the Underwriters, the Manager has not authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company, any of its subsidiaries or the Manager in connection therewith; the Manager has not received notice of any order or decree preventing the use of the General Disclosure Package or the Final Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to its knowledge, is contemplated.

(xv) Investment Advisers Act. The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing under the Management Agreement and as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xvi) Internal Controls of the Manager. The Manager maintains a system of internal controls in place sufficient to provide that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(xvii) Non Competition. The Manager has not been notified that (A) any officer of the Company or (B) any person listed under “Our Manager” or “Management” in the Registration Statement, the General Disclosure Package and the Final Prospectus plans to terminate its or their employment with the Manager (collectively, the “Manager Key Personnel”). Neither the Manager, nor any officer of the Company or Manager Key Personnel is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where such violation would not constitute a Manager Material Adverse Effect.

(c) Each Selling Shareholder represents and warrants to, and agrees with, the several Underwriters that:

(i) Good Standing of Selling Shareholders. Such Selling Shareholder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) Compliance with Act Requirements. (A) (1) At their respective Effective Times, (2) on the date of this Agreement and (3) on the First Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on the First Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence only applies to information furnished by or on behalf of such Selling Shareholder for use in any such document.

(iii) Title to Securities. Such Selling Shareholder has and on the First Closing Date will have valid and unencumbered title to the Firm Securities to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Firm Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Firm Securities on the First Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Firm Securities to be delivered by such Selling Shareholder on such Closing Date.

(iv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing with, any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the offering and sale of the Firm Securities by the Selling Shareholders, except such as have been obtained or made and such as may be required under state securities or blue sky laws of the various jurisdictions in which the Firm Securities are being offered or FINRA;

(v) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance by the Selling Shareholders of the Custody Agreement and this Agreement and the consummation by the Selling Shareholders of the transactions contemplated hereby and thereby, and compliance by the Selling Shareholders with the terms and provisions hereunder and thereunder will not (A) violate or conflict with any provision of the Organizational Documents of the Selling Shareholders, (B) conflict with, or result in any breach of or constitute a Default under any provision of any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or is subject, or (C) violate or conflict with any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Selling Shareholders, except in the case of clauses (B) and (C) for such violations, conflicts, breaches or Defaults which would not, individually or in the aggregate, have a material adverse affect on the condition (financial or otherwise), results of operations, business, properties or prospects of each Selling Shareholder or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of any Selling Shareholder or have an adverse effect on the ability of such Selling Shareholder to perform its obligations under this Agreement and to sell, assign, transfer and deliver the Firm Securities to be delivered by such Selling Shareholder on the Closing Date;

(vi) Authorization of Custody Agreement. The Power of Attorney and related Custody Agreement (the “Custody Agreement”) with respect to each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitutes a legal, valid and binding agreement of each such Selling Shareholder enforceable against each such Selling Shareholder in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(vii) No Undisclosed Material Information. The sale of the Firm Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(viii) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Shareholder (or, to such Selling Shareholder’s knowledge, any direct or indirect shareholder of such Selling Shareholder) is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(x) Finder’s and Other Fees. Except with respect to the Underwriters pursuant to this Agreement, neither Selling Shareholder has incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby, and neither Selling Shareholder has paid or agreed to pay any person any compensation for soliciting another person to purchase any securities of the Company (except as contemplated hereby).

(xi) Absence of Manipulation. Neither Selling Shareholder has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in, or which has constituted, under the Act, the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(d) Certificates. Any certificate signed by any officer of the Company, any of its subsidiaries, the Manager or any officer of the Selling Shareholder delivered to the Representatives or to counsel for the Representatives pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company, such subsidiary, the Manager or such Selling Shareholder, as the case may be, to the Representatives as to the matters covered thereby.

(e) No Reliance. The Company, the Manager and the Selling Shareholders have not relied upon the Underwriters or legal counsel for the Underwriters for any legal, accounting, regulatory or tax advice in connection with the offering and sale of the Offered Securities, and the Company, the Manager and the Selling Shareholders have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and the Selling Shareholders agree, severally and not jointly, to sell to the several Underwriters, and each of the

Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $___________ per share, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying ______ Firm Securities in the case of the Company and the number of Firm Securities set forth opposite the name of such Selling Shareholder in Schedule B hereto in the case of a Selling Shareholder, in each case by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with _________, as custodian (“Custodian”). Each Selling Shareholder agrees that the shares represented by the certificates held in custody for each such Selling Shareholder under such Custody Agreement is subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of each such Selling Shareholder hereunder shall not be terminated by operation of law.

The Company and the Custodian will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company in the case of ________ shares of Firm Securities and the Custodian in the case of ________ shares of Firm Securities at the office of Fried, Frank, Harris, Shriver & Jacobson LLP (unless another place shall be agreed upon by the Representatives and the Company), at __________ A.M., New York time, on __________, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Fried, Frank, Harris, Shriver & Jacobson LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representatives given to the Company from time to time (but on not more than two separate occasions) not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time on not more than two occasions and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order the Company at the office of Fried, Frank, Harris, Shriver & Jacobson LLP (unless another place shall be agreed upon by the Representatives and the Company). The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the office of Fried, Frank, Harris, Shriver & Jacobson LLP at a reasonable time in advance of such Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company, the Manager and the Selling Shareholders. The Company and, for so long as the Manager is the manager of the Company, the Manager, jointly and severally, agree and the Selling Shareholders severally agree with the several Underwriters that:

(a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent after the Representatives have been furnished an advance a copy thereof and given a reasonable opportunity to review and comment thereon; and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e) Furnishing of Registration Statement and Prospectuses. The Company has furnished or will furnish to the Representatives copies of each Registration Statement (of which are or will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives may reasonably request. The Final Prospectus shall be so furnished on the business day following the execution and delivery of this Agreement at a time reasonably requested by the Representatives, or as otherwise agreed by the Representatives. All other documents shall be so furnished as soon as reasonably practicable. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will maintain such qualification in effect so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

(g) Reporting Requirements. During the period of three years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as reasonably practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as reasonably practicable, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Representatives or the other Underwriters.

(h) Payment of Expenses. The Company and each Selling Shareholder agree with the several Underwriters that the Company and such Selling Shareholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Shareholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses (including the reasonable fees and disbursement of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under foreign securities laws or the state securities or blue sky laws as provided in Section 5(f) and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by FINRA of the Offered Securities (including filing fees incident to and the reasonable fees and disbursements of counsel for the Underwriters relating to such review), costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company incurred in connection therewith (provided, however, that the Company and the Underwriters shall each agree to pay for 50% of the cost of any aircraft chartered in order to transport representatives of the Company and the Underwriters to meetings with prospective purchasers of the Offered Securities), fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Offered Securities and the Manager Shares in the manner described in the “Use of Proceeds” section of the General Disclosure Package.

(j) Absence of Manipulation. Neither the Company, the Manager nor the Selling Shareholders will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Taxes. The Company and the Selling Shareholders will pay, and will indemnify and hold harmless the Underwriters against, any taxes, including documentary, stamp or similar transfer taxes, in connection with the preparation, issue, sale and delivery of the Offered Securities and on the execution and delivery of this Agreement.

(l) Enforcement of Existing Lock-Up Agreements. The Company and the Manager will use their reasonable best efforts to enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the issuance and sale of the Offered Securities and to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

(m) Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions, without the prior written consent of the Representatives, with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly announce the intention to take any such action, except with respect to the issuance of the

Offered Securities to be sold hereunder, any Securities issued or issuable pursuant to the terms of the Management Agreement (as such terms are described in both the General Disclosure Package and the Final Prospectus), any Securities issued or issuable by the Company upon the exercise of an option or conversion of an LTIP Unit outstanding on the date hereof and referred to in both the General Disclosure Package and the Final Prospectus, issuances of options or grants of restricted Securities under the Company Incentive Plans (as such plans are described in both the General Disclosure Package and the Final Prospectus), the filing of a registration statement on Form S-8 to register any securities issued or issuable under the Company Incentive Plans (as such plans are described in both the General Disclosure Package and the Final Prospectus), or the filing of a resale shelf registration statement no earlier than the 60th day from the date hereof (or no earlier than the business day immediately preceding such 60th day if such 60th day is a legal holiday or is not a business day) pursuant to the Company’s obligations under a registration rights agreement, dated August 17, 2007, by and between the Company and the other parties thereto, solely with respect to 3,080,563 shares of the Company’s outstanding Securities that are held by the Manager, EMG, VC Investments L.L.C., Vranos GRAT No. 1, three Ellington-managed funds, and one of the Company’s independent directors, none of which, for the avoidance of doubt, may be sold under such resale shelf registration statement during the Lock-Up Period (other than the 120,000 shares of the Company’s outstanding Securities that are held by New Ellington Partners LP, which may be sold after 60 days from the date hereof subject to the terms and conditions of the lock-up letter that New Ellington Partners LP delivered to the Underwriters on or prior to the date hereof). In addition, the Company will not grant any person any registration or other similar rights to have any securities registered by the Company or any of its subsidiaries during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

(n) Internal Controls. From and after the Closing Date, the Company shall have in place and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) Sarbanes-Oxley Act. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(p) Investment Company. The Company shall not invest or otherwise use the proceeds earned by the Company from its sale of the Offered Securities, and the Company and its subsidiaries will conduct its affairs, in such a manner so as to ensure that neither the Company nor any of its subsidiaries will be required to register as an “investment company” or an entity “controlled” by an investment company within the meaning of the Investment Company Act.

(q) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(r) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel (including non-U.S. counsel) incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

(s) Compliance with Foreign Laws. The Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. Free Writing Prospectuses. (a) Issuer Free Writing Prospectuses. The Company and the Selling Shareholders represent and agree that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders (but only as of the First Closing Date with respect to the Selling Shareholders) herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received a letter, dated the date hereof, of PricewaterhouseCoopers LLP in the form attached hereto as Exhibit A, and a letter, dated as of the First Closing Date and any Optional Closing Date, of PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives, in each case containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information contained in the preliminary prospectus, dated ______, 2009, the Final Prospectus and the Registration Statement .

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, or the Manager which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion of Counsel for Company. The Representatives shall have received the opinions, dated such Closing Date, of Hunton & Williams LLP, counsel for the Company, in the forms attached hereto as Exhibit B and Exhibit C.

(e) Opinion of Paul Saltzman, Esq. The Representatives shall have received the opinion, dated such Closing Date, of Paul Saltzman, Esq., Managing Director and General Counsel of Ellington, in the form attached hereto as Exhibit D.

(f) Opinion of Counsel for Selling Shareholders. The Representatives shall have received the opinion, dated such Closing Date, of Hunton & Williams LLP, counsel for the Selling Shareholders, in the form attached hereto as Exhibit E.

(g) Opinion of Counsel for Underwriters. The Representatives shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company and the Selling Shareholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h) Company Officer’s Certificates. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company in this Agreement are true and correct (as though made on and as of such Closing Date); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(i) Manager Officer’s Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Manager and a principal financial or accounting officer of the Manager, in which such officers shall state that the representations and warranties of the Manager in this Agreement are true and correct (as though made on and as of such Closing Date); and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(j) CFO Certificate. The Representatives shall have received a certificate, dated such Closing Date, of the Chief Financial Officer of the Company in the form attached hereto as Exhibit F.

(k) Lock-up Agreements. On or prior to the date hereof, the Representatives shall have received lockup letters from each of the individuals and entities listed on Schedule E hereto.

(l) Tax Forms. The Custodian will to deliver to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(m) Private Placement Closing. The Company shall have issued and sold the Manager Shares to EMG and EMG shall have purchased and paid the Company for the Manager Shares.

The Company and the Selling Shareholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may, in their sole discretion, waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

The Company agrees to indemnify and hold harmless the Designated Underwriter and its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) arising out of, related to or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities.

(b) Indemnification of Underwriters by the Selling Shareholders. The Selling Shareholders will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Selling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below. Notwithstanding the generality of the foregoing, the Selling Shareholders will only be liable to the extent that such losses, claims, damages, liabilities, actions, litigations, investigations or proceedings arise out of or are based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished by such Selling Shareholder specifically for use therein.

(c) Indemnification of the Company and the Selling Shareholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Selling Shareholder and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information contained in the sixth and seventeenth paragraphs under the caption “Underwriting”.

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, the Selling Shareholders or the Manager, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders, the Manager or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, any Selling Shareholder, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect; provided, however, that if the purchase of the Offered Securities by the Underwriters is not consummated as a result of the occurrence or happening of an event described in clauses 7(c)(iii), (iv), (vi), (vii) or (viii) hereof, the Company and the Underwriters shall each agree to pay for 50% of such out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004; Attention: Valerie Ford Jacob, Esq., if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 53 Forest Avenue, Old Greenwich, CT 06870, Attention: Laurence Penn, Chief Executive Officer and President, with a copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 East Byrd Street, Richmond, Virginia 23219; Attention: Daniel M. LeBey, Esq., if sent to the Selling Shareholders, will be mailed, delivered or telegraphed and confirmed to it at 53 Forest Avenue, Old Greenwich, CT 06870, Attention Laurence Penn, or if sent to the Manager, will be mailed, delivered or telegraphed to and confirmed to it at 53 Forest Avenue, Old Greenwich, CT 06870, Attention: Laurence Penn; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. _________ will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by _________ will be binding upon all the Selling Shareholders.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company, the Manager and the Selling Shareholders acknowledge and agree that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, the Manager or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or is advising the Company, the Manager or the Selling Shareholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives, and the Company, the Manager and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company, the Manager and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Manager or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company, the Manager or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company, the Manager and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company, the Manager or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or the Manager, including shareholders, employees or creditors of the Company or the Manager.

16. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) and each Selling Shareholder may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury regulations thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, the Manager and each Selling Shareholder one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the Manager, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

ELLINGTON FINANCIAL LLC

By:
Name: Title:

ELLINGTON FINANCIAL MANAGEMENT LLC

By:
Name: Title:

ELLINGTON MORTGAGE PARTNERS LP

By:
Name: Title:

NEW ELLINGTON CREDIT PARTNERS LP

By:
Name: Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of themselves and as the Representatives of the several Underwriters.

By:	CREDIT SUISSE SECURITIES (USA) LLC

By:
Name: Title:

By:	DEUTSCHE BANK SECURITIES INC.

By:
Name: Title:

By:
Name: Title:

SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
FBR Capital Markets & Co
Keefe, Bruyette & Woods, Inc.
Cantor Fitzgerald & Co.
Macquarie Capital (USA) Inc.

Total

SCHEDULE B

Selling Shareholder	Number of Firm Securities
Ellington Mortgage Partners LP
New Ellington Credit Partners LP

Total

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

2.	Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

SCHEDULE D

THE MANAGER PACKAGE

•	“Summary – Our Manager and Ellington”

•	“Summary – Our Strategy”

•	“Summary – Our Competitive Strengths”

•	“Summary – Conflicts of Interest; Equitable Allocation of Opportunities”

•	“Business – Our Manager and Ellington”

•	“Business – Our Strategy”

•	“Business – Our Competitive Strengths”

•	“Business – Investment Process”

•	“Business – Asset Surveillance”

•	“Business – Valuation of Assets”

•	“Business – Risk Management”

•	“Business – Conflicts of Interest; Equitable Allocation of Opportunities”

•	“Our Manager”

•	“Certain Relationships and Related Party Transactions – Services Agreement”

SCHEDULE E

List of Individuals and Entities Subject to a Lock-Up Agreement

1.	Michael W. Vranos

2.	Laurence Penn

3.	Mark Tecotzky

4.	Lisa Mumford

5.	Paul Saltzman

6.	Eric Bothwell

7.	Thomas F. Robards

8.	Ronald I. Simon, Ph.D

9.	Edward Resendez

10.	Richard Brounstein

11.	John Geanakoplos

12.	Robert Kinderman

13.	Thomas Larkin

14.	Niko Nicopoulos

15.	David Rice

16.	Ellington Financial Management LLC

17.	Zweig-DiMenna Partners, L.P.

18.	Echelon Partners LP

19.	Legg Mason Opportunity Trust

20.	Level Global Overseas Master Fund, Ltd.

21.	Reservoir Capital Partners, L.P.

22.	Reservoir Capital Master Fund II, L.P.

23.	Reservoir Capital Investment Partners, L.P.

24.	FBR Capital Markets Corp.

25.	EMG Holdings, L.P.

26.	VC Investments LLC

27.	Vranos GRAT No. 1

EXHIBIT A

Form of Comfort Letter of PricewaterhouseCoopers LLP

EXHIBIT B

Form of Opinion of Hunton & Williams LLP, counsel to the Company

EXHIBIT C

Form of Opinion of Hunton & Williams LLP, special tax counsel to the Company

EXHIBIT D

Form of Opinion of Paul Saltzman, Esq., Managing Director and General Counsel of

Ellington Management Group LLC

EXHIBIT E

Form of Opinion of Hunton & Williams LLP, counsel to the Selling Shareholders

EXHIBIT F

Form of Officer’s Certificate of the Chief Financial Officer